SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2004

FALCON FINANCIAL INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-50509	57-6208172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Commerce Road Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(203) 967-0000

Not applicable

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

As previously reported in a Current Report on Form 8-K, dated April 22, 2004, Falcon Financial Investment Trust (the “Company”) was notified by KPMG LLP (“KPMG”) on April 16, 2004 that KPMG would resign as the Company’s principal accountants upon completion of the review of the Company’s consolidated financial statements as of and for the three-month period ended March 31, 2004.  KPMG completed this review on May 17, 2004.

As previously reported, the audit reports of KPMG on (i) the consolidated financial statements of the Company’s predecessor (the “Predecessor”) as of and for the years ended September 30, 2003 and 2002, and for the period from October 1, 2003 to December 21, 2003 and (ii) the consolidated financial statements of the Company (together with the Predecessor, “Falcon”) for the period from December 22, 2003 to December 31, 2003 (the period from October 1, 2003 to December 31, 2003 is hereinafter referred to as the “Transition Period”) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended September 30, 2003 and the Transition Period, and the subsequent interim period through May 17, 2004, there were no disagreements with KPMG on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of such disagreement.

During Falcon’s two most recent fiscal years ended September 30, 2003 and the Transition Period, and the subsequent interim period through May 17, 2004, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested that KPMG provide a letter to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements.  A copy of the letter, dated May 19, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.             Financial Statements and Exhibits.

16.1         Letter from KPMG LLP to the Securities and Exchange Commission, dated May 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON FINANCIAL INVESTMENT TRUST

Date: May 19, 2004	By:	/s/ Vernon B. Schwartz
Vernon B. Schwartz
Chief Executive Officer and Chairman

Date: May 19, 2004	By:	/s/ David A. Karp
David A. Karp
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated May 19, 2004.